UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



       Date of Report: (Date of earliest event reported) November 29, 2004



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                             1-3247                16-0393470
(State or other jurisdiction         (Commission           (I.R.S. Employer
of incorporation)                    File Number)          Identification No.)


One Riverfront Plaza, Corning, New York 14831
(Address of principal executive offices)                 (Zip Code)

(607) 974-9000
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications  pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[    ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

[    ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
        Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
        Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

     The following information is furnished pursuant to Item 7.01, "Regulation FD Disclosure."

     On November 29, 2004, Corning Incorporated decided extend the time for its voluntary odd-lot program for eligible small shareholders, allowing shareholders owning fewer than 100 shares of Corning Common Stock to either sell all of their shares or to purchase additional shares to increase their holdings to 100 shares. The program will continue to be in effect from November 30, 2004 through December 29, 2004 ("Program Extension Period") unless extended or earlier terminated.

     The actual price per share eligible shareholders will receive or pay will be a market-based price per share that will be uniformly applied to all shareholders participating during the Program Extension Period, and cannot be determined in advance. Informational letters about the Program Extension Period will be sent to eligible shareholders on or about November 30, 2004 and questions should be directed to Georgeson Shareholder Communications Inc. at 1-888-288-7059. Corning is making no recommendation to shareholders as to whether to act upon this voluntary program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               CORNING INCORPORATED
                               Registrant



Date: November 29, 2004        By    /s/  KATHERINE A. ASBECK
                                          ------------------------------------
                                          Katherine A. Asbeck
                                          Senior Vice President and Controller